UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2012

PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

000-31311
(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000
San Jose, CA 95110
(Address of principal executive offices, with zip code)

(408) 280-7900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events.

SIGNATURES

Item 8.01. Other Events.

The Board of Directors of PDF Solutions, Inc. (the “Company”) has set the 2012 annual meeting of stockholders for August 3, 2012. As a result, any stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for the Annual Meeting, must be received by the Company in writing at 333 West San Carlos Street, Suite 1000, San Jose, CA 95110 no later than by the close of business on June 8, 2012, and otherwise comply with all requirements of the Securities and Exchange Commission for stockholder proposals. In accordance with the Company’s By-Laws, in order for a stockholder to make a proposal at the annual meeting, the proposal must be received by the close of business on June 8, 2012. The proposal should be addressed to the Company’s Corporate Secretary at the Company’s address noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Gregory Walker
Gregory Walker Vice President, Finance and Chief Financial Officer

Dated: May 29, 2012